Filed Pursuant to Rule 433
                                               Registration File No.: 333-130694

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MORGAN STANLEY                                                February 6th, 2007
Securitized Products Group
                             [LOGO] MORGAN STANLEY

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                                   Term Sheet

                                  $928,658,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2007-HE2

                       Mortgage Pass-Through Certificates

                  IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS
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another email system.

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MORGAN STANLEY                                                February 6th, 2007
Securitized Products Group
                             [LOGO] MORGAN STANLEY

--------------------------------------------------------------------------------

                           Approximately $928,658,000
                Morgan Stanley ABS Capital I Inc. Series 2007-HE2

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                          Saxon Mortgage Services, Inc.
                       Countrywide Home Loans Servicing LP
                     Wells Fargo Bank, National Association
                                    Servicers

                             Transaction Highlights
                             ----------------------

                                                                                   Modified
                            Original Class                                       Duration To      Payment Window
Certificate                  Certificate     Expected Ratings    Avg Life to     Call(1)(3) /       To Call(1)
  Classes     Description     Balance(4)     (S&P / Moody's)    Call(1)/Mty(2)    Mty (2)(3)         / Mty(2)
-----------   -----------   --------------   ----------------   --------------   ------------   -------------------
    A-1         Floater        255,270,000       AAA/Aaa                         Not Offered
   A-2a         Floater        349,550,000       AAA/Aaa         0.80 / 0.80     0.78 / 0.78      1 - 20 / 1 - 20
   A-2b         Floater        107,090,000       AAA/Aaa         2.00 / 2.00     1.88 / 1.88     20 - 29 / 20 - 29
   A-2c         Floater        144,060,000       AAA/Aaa         3.50 / 3.50     3.13 / 3.13     29 - 66 / 29 - 66
   A-2d         Floater         88,960,000       AAA/Aaa         7.85 / 8.63     6.23 / 6.62    66 - 116 / 66 - 203
    M-1         Floater         54,681,000       AA+/Aa1         5.44 / 5.68     4.54 / 4.66    43 - 116 / 43 - 174
    M-2         Floater         56,524,000        AA/Aa2         5.36 / 5.58     4.48 / 4.59    41 - 116 / 41 - 166
    M-3         Floater         17,817,000       AA-/Aa3         5.32 / 5.52     4.44 / 4.55    40 - 116 / 40 - 156
    M-4         Floater         28,876,000        A+/A1          5.31 / 5.49     4.42 / 4.51    39 - 116 / 39 - 151
    M-5         Floater         20,275,000         A/A2          5.30 / 5.45     4.41 / 4.49    39 - 116 / 39 - 144
    M-6         Floater         17,203,000        A-/A3          5.29 / 5.40     4.39 / 4.45    38 - 116 / 38 - 137
    B-1         Floater         17,203,000      BBB+/Baa1        5.28 / 5.35     4.32 / 4.35    38 - 116 / 38 - 130
    B-2         Floater          9,830,000       BBB/Baa2        5.28 / 5.30     4.23 / 4.25    38 - 116 / 38 - 122
    B-3         Floater         16,589,000      BBB-/Baa3        5.22 / 5.22     4.10 / 4.10    37 - 116 / 37 - 116


                 Initial
Certificate   Subordination
  Classes         Level         Benchmark
-----------   -------------    -----------
    A-1               23.10%   1 Mo. LIBOR
   A-2a               23.10%   1 Mo. LIBOR
   A-2b               23.10%   1 Mo. LIBOR
   A-2c               23.10%   1 Mo. LIBOR
   A-2d               23.10%   1 Mo. LIBOR
    M-1               18.65%   1 Mo. LIBOR
    M-2               14.05%   1 Mo. LIBOR
    M-3               12.60%   1 Mo. LIBOR
    M-4               10.25%   1 Mo. LIBOR
    M-5                8.60%   1 Mo. LIBOR
    M-6                7.20%   1 Mo. LIBOR
    B-1                5.80%   1 Mo. LIBOR
    B-2                5.00%   1 Mo. LIBOR
    B-3                3.65%   1 Mo. LIBOR

Notes: (1)  Certificates are priced to the 5% Optional Clean-up Call.
       (2)  Based on the pricing prepayment speed. See details below.
       (3)  Assumes pricing at par.
       (4)  Class sizes subject to a variance of plus or minus 5%.


Issuing Entity:       Morgan Stanley ABS Capital I Inc. Trust 2007-HE2.

Depositor:            Morgan Stanley ABS Capital I Inc.

Responsible Parties:  NC Capital Corporation (45.69%), WMC Mortgage Corp.
                      (38.27%) and Decision One Mortgage Company, LLC (16.05%)

Servicers:            Saxon Mortgage Services, Inc. (46.28%), Countrywide Home
                      Loans Servicing LP (38.09%) and Wells Fargo Bank, National
                      Association (15.63%)

Swap Provider and
Cap Provider:         Morgan Stanley Capital Services Inc.

Trustee:              Deutsche Bank National Trust Company


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refer to important information and qualifications at the end of this material.

Managers:                     Morgan Stanley & Co. Incorporated (lead manager),
                              Countrywide Securities Corporation (co-manager)

Rating Agencies:              Standard & Poor's Ratings Service, and Moody's
                              Investors Service, Inc.

LIBOR Certificates:           The Class A-1, A-2a, A-2b, A-2c, A-2d, M-1, M-2,
                              M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates.

Offered Certificates:         The Class A-2a, A-2b, A-2c, A-2d, M-1, M-2, M-3,
                              M-4, M-5, M-6, B-1, B-2 and B-3 Certificates.

Class A Certificates:         The Class A-1, A-2a, A-2b, A-2c and A-2d
                              Certificates.

Group I Class A
Certificates:                 The Class A-1 Certificates.

Group II Class A
Certificates:                 The Class A-2a, Class A-2b, Class A-2c and Class
                              A-2d Certificates.

Class A Certificate
Group: The Group I Class A Certificates and Group II Class A Certificates, as applicable.

Expected Closing Date:        February 28, 2007 through DTC and Euroclear or
                              Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                 February 1, 2007.

Distribution Dates:           The 25th of each month, or if such day is not a
                              business day, on the next business day, beginning
                              March 26, 2007.

Final Scheduled
Distribution Date:            For all LIBOR Certificates, the Distribution Date
                              occurring in January 2037.

Minimum Denomination:         The LIBOR Certificates will be issued and
                              available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:                   For any Distribution Date, the period commencing
                              on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:      The interest accrual period for the LIBOR
                              Certificates with respect to any Distribution Date will be the period beginning with the previous
                              Distribution Date (or, in the case of the first
                              Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:           The Trust will consist of approximately $1,228.8
                              million of adjustable- and fixed-rate sub-prime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:       Approximately $332.0 million of Mortgage Loans
                              with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:      Approximately $896.8 million of Mortgage Loans
                              with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie
                              Mae and Freddie Mac.

Pricing Prepayment
Speed: o Fixed Rate Mortgage Loans: CPR starting at approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                              o ARM Mortgage Loans: 28% CPR

Credit Enhancement:           The LIBOR Certificates are credit enhanced by:

                              1) Net monthly excess cashflow from the Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,

                              2) 3.65% overcollateralization (funded upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 7.30% of the aggregate stated principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, and

                              3) Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Enhancement
Percentage:                   For any Distribution Date, the percentage obtained
                              by dividing (x) the aggregate Class Certificate
                              Balance of the subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal
                              Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:                The later to occur of:

                              (x) The earlier of:

                                  (a) The Distribution Date occurring in March
                                      2010; and

                                  (b) The Distribution Date following the
                                      Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and

                              (y) The first Distribution Date on which the
                                  Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution
                                  Date) is greater than or equal to
                                  approximately 46.20%.

Trigger Event:                Either a Delinquency Trigger Event or a Cumulative
                              Loss Trigger Event.

Delinquency Trigger Event:    A Delinquency Trigger Event is in effect on any
                              Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure and Mortgage Loans related to REO
                              Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                              Class A Certificates      34.63% of the Senior
                              remain outstanding        Enhancement Percentage

                              On and after Class        42.89% of the Class M-1
                              A pays off                Enhancement Percentage

Cumulative Loss Trigger
Event: A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment
                              Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off
                              Date exceeds the applicable percentages described below with respect to such Distribution Date:

                              Months 25-36    1.450% for the first month, plus an
                                              additional 1/12th of 1.750% for each
                                              month thereafter (e.g., 2.325% in
                                              Month 31)

                              Months 37- 48   3.200% for the first month, plus an
                                              additional 1/12th of 1.750% for each
                                              month thereafter (e.g., 4.075% in
                                              Month 43)

                              Months 49- 60   4.950% for the first month, plus an
                                              additional 1/12th of 1.450% for each
                                              month thereafter (e.g., 5.675% in
                                              Month 55)

                              Months 61- 72   6.400% for the first month, plus an
                                              additional 1/12th of 0.750% for each
                                              month thereafter (e.g., 6.775% in
                                              Month 67)

                              Months 73- 84   7.150% for the first month, plus an
                                              additional 1/12th of 0.050% for each
                                              month thereafter (e.g., 7.175% in
                                              Month 79)

                              Months 85-      7.200%
                              thereafter

                              Initial Subordination
                              Percentage:

                              Class A:        23.10%
                              Class M-1:      18.65%
                              Class M-2:      14.05%
                              Class M-3:      12.60%
                              Class M-4:      10.25%
                              Class M-5:       8.60%
                              Class M-6:       7.20%
                              Class B-1:       5.80%
                              Class B-2:       5.00%
                              Class B-3:       3.65%


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Optional Clean-up Call:       When the current aggregate stated principal
                              balance of the Mortgage Loans is less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off
                              Date.

Step-up Coupons:              For all LIBOR Certificates the coupon will
                              increase after the Optional Clean-up Call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A
                              Certificates and by 1.5x on all other Certificates after the first Distribution Date on which the Optional Clean-up Call is exercisable.

Group I Class A
Certificates
Pass-Through Rate:            The Class A-1 Certificates will accrue interest at
                              a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                              Clean-up Call is exercisable), (ii) the Loan Group
                              I Cap and (iii) the WAC Cap.

Group II Class A
Certificates
Pass-Through Rate:            The Class A-2a, A-2b, A-2c and A-2d Certificates
                              will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the
                              Loan Group II Cap and (iii) the WAC Cap.

Class M-1 Pass-Through
Rate: The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through
Rate: The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through
Rate: The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through
Rate: The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through
Rate: The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through
Rate: The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through
Rate: The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through
Rate: The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through
Rate: The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:             For any Distribution Date, the weighted average of
                              the interest rates for each Group I Mortgage Loan
                              (in each case, less the applicable Expense Fee
                              Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:            For any Distribution Date, the weighted average of
                              the interest rates for each Group II Mortgage Loan
                              (in each case, less the applicable Expense Fee
                              Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.


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                                     Page 5

Swap Payment Rate:            For any Distribution Date, a fraction, the
                              numerator of which is any Net Swap Payment or Swap
                              Termination Payment owed to the Swap Provider
                              (other than any Defaulted Swap Termination
                              Payment) for such Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Group I Class A Basis
Risk Carry Forward
Amount: As to any Distribution Date, the supplemental interest amount for each of the Group I Class A Certificates will equal the sum of:

                              (i) The excess, if any, of interest that would otherwise be due on such Certificates at the Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap;

                              (ii) Any Group I Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

                              (iii) Interest on the amount in clause (ii) at the
                                    related Group I Class A Certificates
                                    Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).

Group II Class A Basis
Risk Carry Forward
Amount: As to any Distribution Date, the supplemental interest amount for each of the Group II Class A Certificates will equal the sum of:

                              (i) The excess, if any, of interest that would otherwise be due on such Certificates at the Group II Class A Certificates Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap;

                              (ii)  Any Group II Class A Basis Risk Carry
                                    Forward Amount remaining unpaid from prior
                                    Distribution Dates; and

                              (iii) Interest on the amount in clause (ii) at the
                                    related Group II Class A Certificates
                                    Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap).

Class M-1, M-2, M-3,
M-4, M-5, M-6, B-1, B-2
and B-3 Basis Risk Carry
Forward Amounts:              As to any Distribution Date, the supplemental
                              interest amount for each of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates will equal the sum of:

                              (i) The excess, if any, of interest that would otherwise be due on such Certificates at such Certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;

                              (ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and

                              (iii) Interest on the amount in clause (ii) at the
                                    Certificates' applicable Pass-Through Rate
                                    (without regard to the WAC Cap).

Interest Distributions
on LIBOR Certificates:        On each Distribution Date and after payments of
                              servicing, trustee and custodian fees, if any, and other expenses, including any Net Swap Payments and any Swap Termination Payment owed to the Swap
                              Provider, other than Defaulted Swap Termination
                              Payments to the extent a Replacement Swap Provider
                              Payment has not been made to the Swap Account, interest distributions from the Interest
                              Remittance Amount will be allocated as follows:

                              (i) the portion of the Interest Remittance Amount attributable to the Group I Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Group I Class A Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates;

                              (ii) the portion of the Interest Remittance Amount attributable to the Group II Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates and second, to the Group I Class A Certificates;

                              (iii) to the Class M-1 Certificates, its Accrued Certificate Interest;

                              (iv) to the Class M-2 Certificates, its Accrued Certificate Interest;

                              (v) to the Class M-3 Certificates, its Accrued Certificate Interest;

                              (vi) to the Class M-4 Certificates, its Accrued Certificate Interest;

                              (vii) to the Class M-5 Certificates, its Accrued Certificate Interest;

                              (viii) to the Class M-6 Certificates, its Accrued
                                     Certificate Interest;

                              (ix) to the Class B-1 Certificates, its Accrued Certificate Interest;

                              (x) to the Class B-2 Certificates, its Accrued Certificate Interest; and

                              (xi) to the Class B-3 Certificates, its Accrued Certificate Interest.


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Principal Distributions
on LIBOR Certificates:        On each Distribution Date (a) prior to the
                              Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                              (i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account;

                              (ii) to the Class A Certificates, allocated between the Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;

                              (iii) to the Class M-1 Certificates, until the Class Certificate Balance has been reduced to zero;

                              (iv) to the Class M-2 Certificates, until the Class Certificate Balance has been reduced to zero;

                              (v) to the Class M-3 Certificates, until the Class Certificate Balance has been reduced to zero;

                              (vi) to the Class M-4 Certificates, until the Class Certificate Balance has been reduced to zero;

                              (vii) to the Class M-5 Certificates, until the Class Certificate Balance has been reduced to zero;

                              (viii) to the Class M-6 Certificates, until the
                                     Class Certificate Balance has been reduced to zero;

                              (ix) to the Class B-1 Certificates, until the Class Certificate Balance has been reduced to zero;

                              (x) to the Class B-2 Certificates, until the Class Certificate Balance has been reduced to zero; and

                              (xi) to the Class B-3 Certificates, until the Class Certificate Balance has been reduced to zero.

                              On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                              (i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account;

                              (ii) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;

                              (iii) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                              (iv) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                              (v) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                              (vi) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                              (vii) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                              (viii) to the Class M-6 Certificates, the lesser
                                     of the remaining Principal Distribution
                                     Amount and the Class M-6 Principal
                                     Distribution Amount, until the Class
                                     Certificate Balance thereof has been
                                     reduced to zero;

                              (ix) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                              (x) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

                              (xi) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Class A Principal
Allocation:                   Except as described below, the Group II Class A
                              Certificates will receive principal sequentially:
                              the Class A-2b Certificates will not receive principal distributions until the Class
                              Certificate Balance of the Class A-2a Certificates has been reduced to zero, the Class A-2c
                              Certificates will not receive principal
                              distributions until the Class Certificate Balance of the Class A-2b Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Class
                              Certificate Balance of the Class A-2c Certificates has been reduced to zero.

                              All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                              However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                              Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment Allocation:      For a given Class of Certificates outstanding, a
                              pro rata share of the Net Swap Payment owed by the Swap Provider (if any), based on the outstanding
                              Class Certificate Balance of that Class.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Swap Payment Priority:        All payments due under the interest rate swap
                              agreement and any Swap Termination Payment pursuant to the swap agreement, including, without duplication, payments received by the trust as a result of entering into a replacement interest rate swap agreement (a Replacement Swap Provider
                              Payment), will be deposited into the Swap Account, and allocated in the following order of priority:

                              (i) to pay any Net Swap Payment owed to the Swap Provider pursuant to the interest rate swap agreement;

                              (ii) to pay any Swap Termination Payment to the Swap Provider, other than a Defaulted Swap Termination Payment, owed to the Swap Provider for that distribution date;

                              (iii) to the Class A-1, A-2a, A-2b, A-2c and A-2d Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;

                              (iv)   to the Class M-1, M-2, M-3, M-4, M-5, M-6,
                                     B-1, B-2 and B-3 Certificates, Accrued
                                     Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;

                              (v) to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;

                              (vi) concurrently, to the Class A-1, A-2a, A-2b, A-2c and A-2d Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;

                              (vii) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                     Certificates, any Basis Risk Carry Forward
                                     Amount for such Class up to the respective
                                     Swap Payment Allocation, to the extent not yet paid;

                              (viii) concurrently, to the Class A Certificates,
                                     Class M Certificates and Class B
                                     Certificates, any unpaid Basis Risk Carry
                                     Forward Amount, pro rata based on need;

                              (ix) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                     Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;

                              (x)    to pay any Defaulted Swap Termination
                                     Payment to the Swap Provider for that
                                     distribution date; and

                              (xi) all remaining amounts to the holder of the Class X Certificates.

                              In the event that the trust enters into a replacement interest rate swap agreement and the trust is entitled to receive a Replacement Swap Provider Payment, the trustee will be required to direct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment will be made from the Swap Account to the Swap Provider (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then any Replacement Swap Provider Payment will be required to be paid to the Swap Provider (or its guarantor) immediately upon receipt of such Replacement Swap Provider Payment by the trust, regardless of whether the date of receipt is a distribution date. The Swap Provider (or its guarantor) will have first priority to any Replacement Swap Provider Payment over the payment by the trust to certificateholders, the servicers, any responsible party, the trustee, the custodian or any other person. If any such amount received from a replacement swap provider and paid to the Swap Provider is less than the full amount of a Swap Termination Payment owed to the Swap Provider, the remaining amount of the Swap Termination Payment will remain payable to the Swap Provider in accordance with the priority of payment described above.

                              Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Allocation of Net
Monthly Excess Cashflow:

                              For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

                              (i) to the Class M-1 Certificates, the unpaid interest shortfall amount;

                              (ii)    to the Class M-1 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (iii) to the Class M-2 Certificates, the unpaid interest shortfall amount;

                              (iv)    to the Class M-2 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (v) to the Class M-3 Certificates, the unpaid interest shortfall amount;

                              (vi)    to the Class M-3 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (vii) to the Class M-4 Certificates, the unpaid interest shortfall amount;

                              (viii)  to the Class M-4 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (ix) to the Class M-5 Certificates, the unpaid interest shortfall amount;

                              (x)     to the Class M-5 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xi) to the Class M-6 Certificates, the unpaid interest shortfall amount;

                              (xii)   to the Class M-6 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xiii) to the Class B-1 Certificates, the unpaid interest shortfall amount;

                              (xiv)   to the Class B-1 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xv) to the Class B-2 Certificates, the unpaid interest shortfall amount;

                              (xvi)   to the Class B-2 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xvii) to the Class B-3 Certificates, the unpaid interest shortfall amount;

                              (xviii) to the Class B-3 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xix) concurrently, any Group I Class A Basis Risk Carry Forward Amount to the Group I Class A Certificates, and any Group II Class A Basis Risk Carry Forward Amount to the Group II Class A Certificates; and

                              (xx) sequentially, to Classes M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                      Certificates, in such order, any Basis
                                      Risk Carry Forward Amount for such
                                      classes.

Interest Remittance
Amount: For any Distribution Date, the portion of available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate
Interest:                     For any Distribution Date and each class of
                              Certificates, equals the amount of interest accrued during the related interest accrual period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution
Amount: On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal
Distribution Amount:          On any Distribution Date, the excess of (i) the
                              aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess
Cashflow:                     For any Distribution Date is the amount of funds
                              available for distribution on such Distribution
                              Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal
Distribution Amount:          For any Distribution Date, the lesser of (i) the
                              excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution
                              Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated
Amount: For any Distribution Date, means the excess, if any of (i) the overcollateralization over (ii) the required overcollateralization for such Distribution Date.

Class A Principal
Allocation Percentage:        For any Distribution Date, the percentage
                              equivalent of a fraction, determined as follows:
                              (i) in the case of the Group I Class A
                              Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I
                              Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Class A Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the aggregate Class Certificate
                              Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                              53.80% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,143,917.

Class M-1 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date) and (ii) the Class Certificate
                              Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                              62.70% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,143,917.

Class M-2 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date) and (iii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 71.90% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related
                              Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                              Loans as of the last day of the related Due Period over $6,143,917.

Class M-3 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date) and
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 74.80% and (ii) the aggregate stated principal balance of the Mortgage
                              Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,143,917.

Class M-4 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date),
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class M-4
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.50% and (ii) the aggregate stated principal balance of the Mortgage
                              Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,143,917.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Class M-5 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date),
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the Class
                              Certificate Balance of the Class M-4 Certificates
                              (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                              Distribution Date) and (vi) the Class Certificate
                              Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                              82.80% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,143,917.

Class M-6 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date),
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the Class
                              Certificate Balance of the Class M-4 Certificates
                              (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                              Distribution Date), (vi) the Class Certificate
                              Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                              Principal Distribution Amount on such Distribution
                              Date) and (vii) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.60% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related
                              Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                              Loans as of the last day of the related Due Period over $6,143,917.

Class B-1 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date),
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the Class
                              Certificate Balance of the Class M-4 Certificates
                              (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                              Distribution Date), (vi) the Class Certificate
                              Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                              Principal Distribution Amount on such Distribution
                              Date), (vii) the Class Certificate Balance of the
                              Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal
                              Distribution Amount on such Distribution Date) and
                              (viii) the Class Certificate Balance of the Class
                              B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.40% and (ii) the aggregate stated principal balance of the Mortgage
                              Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,143,917.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Class B-2 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date),
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the Class
                              Certificate Balance of the Class M-4 Certificates
                              (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                              Distribution Date), (vi) the Class Certificate
                              Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                              Principal Distribution Amount on such Distribution
                              Date), (vii) the Class Certificate Balance of the
                              Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal
                              Distribution Amount on such Distribution Date),
                              (viii) the Class Certificate Balance of the Class
                              B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                              Amount on such Distribution Date) and (ix) the Class Certificate Balance of the Class B-2
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.00% and (ii) the aggregate stated principal balance of the Mortgage
                              Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,143,917.

Class B-3 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date),
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the Class
                              Certificate Balance of the Class M-4 Certificates
                              (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                              Distribution Date), (vi) the Class Certificate
                              Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                              Principal Distribution Amount on such Distribution
                              Date), (vii) the Class Certificate Balance of the
                              Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal
                              Distribution Amount on such Distribution Date),
                              (viii) the Class Certificate Balance of the Class
                              B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                              Amount on such Distribution Date), (ix) the Class
                              Certificate Balance of the Class B-2 Certificates
                              (after taking into account the payment of the Class B-2 Principal Distribution Amount on such
                              Distribution Date) and (x) the Class Certificate
                              Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                              92.70% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,143,917.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Allocation of Losses:         If on any Distribution Date, after giving effect
                              to all distributions of principal as described above and allocations of payments from the Swap
                              Account to pay principal as described under "--Swap Payment Priority", the aggregate Class
                              Certificate Balances of the LIBOR Certificates exceeds the aggregate stated principal balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class
                              M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class
                              Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount."
                              In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class
                              Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry
                              Forward Amounts on the amounts written down on that Distribution Date or any future Distribution
                              Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class
                              Certificate Balance of each class of certificates that has been previously reduced by Applied
                              Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent
                              Recoveries (but not in excess of the Unpaid
                              Realized Loss Amount for the applicable class of Subordinated Certificates for the related
                              Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

Trust Tax Status:             Portions of the trust will be treated as multiple
                              real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                              The LIBOR Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:            The Offered Certificates are expected to be ERISA
                              eligible. Plan fiduciaries should note the additional representations deemed to be made because of the interest rate swap agreement, which will be described under "ERISA Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley ABS
                              Capital I Inc. Trust 2007-HE2 transaction.

SMMEA Eligibility:            None of the Offered Certificates will be SMMEA
                              eligible.

Registration Statement
and Prospectus:               This term sheet does not contain all information
                              that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

                              The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                              The registration statement referred to above
                              (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1030442/
                              000090514806002120/efc6-1020_forms3a.txt

Risk Factors:                 PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                              INCLUDED IN THE REGISTRATION STATEMENT AND IN THE
                              FREE WRITING PROSPECTUS SUPPLEMENT AND THE
                              PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY ABS
                              CAPITAL I INC. TRUST 2007-HE2 TRANSACTION REFERRED
                              FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE
                              CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
                              OFFERED CERTIFICATES.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Static Pool Information:      Information concerning the sponsor's prior
                              residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/ institutional/abs_spi/Subprime.html.
                              On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Weighted Average Life Sensitivity

To CALL

       PPC (%)                        50           60          75          100          125          150          175
----   -----------------------   ----------   ----------   ---------   ----------   ----------   ----------   ----------
A-1    WAL (yrs)                       5.10         4.25        3.38         2.43         1.73         1.17         0.96
       First Payment Date         3/25/2007    3/25/2007   3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007
       Expected Final Maturity    7/25/2026    7/25/2023   4/25/2020   10/25/2016    8/25/2014    1/25/2010    7/25/2009
       Window                       1 - 233      1 - 197     1 - 158      1 - 116       1 - 90       1 - 35       1 - 29

A-2a   WAL (yrs)                       1.62         1.35        1.08         0.80         0.63         0.52         0.43
       First Payment Date         3/25/2007    3/25/2007   3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007
       Expected Final Maturity    8/25/2010   12/25/2009   5/25/2009   10/25/2008    6/25/2008    3/25/2008    1/25/2008
       Window                        1 - 42       1 - 34      1 - 27       1 - 20       1 - 16       1 - 13       1 - 11

A-2b   WAL (yrs)                       4.16         3.45        2.73         2.00         1.57         1.27         1.06
       First Payment Date         8/25/2010   12/25/2009   5/25/2009   10/25/2008    6/25/2008    3/25/2008    1/25/2008
       Expected Final Maturity    3/25/2012    4/25/2011   6/25/2010    7/25/2009   12/25/2008    8/25/2008    5/25/2008
       Window                       42 - 61      34 - 50     27 - 40      20 - 29      16 - 22      13 - 18      11 - 15

A-2c   WAL (yrs)                       7.75         6.44        5.10         3.50         2.30         1.85         1.53
       First Payment Date         3/25/2012    4/25/2011   6/25/2010    7/25/2009   12/25/2008    8/25/2008    5/25/2008
       Expected Final Maturity    7/25/2018    8/25/2016   9/25/2014    8/25/2012   12/25/2009    5/25/2009    1/25/2009
       Window                      61 - 137     50 - 114     40 - 91      29 - 66      22 - 34      18 - 27      15 - 23

A-2d   WAL (yrs)                      15.96        13.42       10.71         7.85         5.62         2.60         2.14
       First Payment Date         7/25/2018    8/25/2016   9/25/2014    8/25/2012   12/25/2009    5/25/2009    1/25/2009
       Expected Final Maturity    7/25/2026    7/25/2023   4/25/2020   10/25/2016    8/25/2014    2/25/2010    7/25/2009
       Window                     137 - 233    114 - 197    91 - 158     66 - 116      34 - 90      27 - 36      23 - 29

M-1    WAL (yrs)                      10.65         8.91        7.08         5.44         5.16         5.47         4.78
       First Payment Date        12/25/2011    2/25/2011   4/25/2010    9/25/2010    5/25/2011    2/25/2010    7/25/2009
       Expected Final Maturity    7/25/2026    7/25/2023   4/25/2020   10/25/2016    8/25/2014    2/25/2013    1/25/2012
       Window                      58 - 233     48 - 197    38 - 158     43 - 116      51 - 90      36 - 72      29 - 59

M-2    WAL (yrs)                      10.65         8.91        7.08         5.36         4.75         5.05         4.00
       First Payment Date        12/25/2011    2/25/2011   4/25/2010    7/25/2010   11/25/2010    6/25/2011    7/25/2010
       Expected Final Maturity    7/25/2026    7/25/2023   4/25/2020   10/25/2016    8/25/2014    2/25/2013    1/25/2012
       Window                      58 - 233     48 - 197    38 - 158     41 - 116      45 - 90      52 - 72      41 - 59

M-3    WAL (yrs)                      10.65         8.91        7.08         5.32         4.59         4.50         3.61
       First Payment Date        12/25/2011    2/25/2011   4/25/2010    6/25/2010   10/25/2010    3/25/2011    5/25/2010
       Expected Final Maturity    7/25/2026    7/25/2023   4/25/2020   10/25/2016    8/25/2014    2/25/2013    1/25/2012
       Window                      58 - 233     48 - 197    38 - 158     40 - 116      44 - 90      49 - 72      39 - 59

M-4    WAL (yrs)                      10.65         8.91        7.08         5.31         4.52         4.30         3.46
       First Payment Date        12/25/2011    2/25/2011   4/25/2010    5/25/2010    8/25/2010   12/25/2010    2/25/2010
       Expected Final Maturity    7/25/2026    7/25/2023   4/25/2020   10/25/2016    8/25/2014    2/25/2013    1/25/2012
       Window                      58 - 233     48 - 197    38 - 158     39 - 116      42 - 90      46 - 72      36 - 59

M-5    WAL (yrs)                      10.65         8.91        7.08         5.30         4.46         4.13         3.33
       First Payment Date        12/25/2011    2/25/2011   4/25/2010    5/25/2010    7/25/2010   10/25/2010    1/25/2010
       Expected Final Maturity    7/25/2026    7/25/2023   4/25/2020   10/25/2016    8/25/2014    2/25/2013    1/25/2012
       Window                      58 - 233     48 - 197    38 - 158     39 - 116      41 - 90      44 - 72      35 - 59

M-6    WAL (yrs)                      10.65         8.91        7.08         5.29         4.41         4.03         3.27
       First Payment Date        12/25/2011    2/25/2011   4/25/2010    4/25/2010    6/25/2010    8/25/2010   12/25/2009
       Expected Final Maturity    7/25/2026    7/25/2023   4/25/2020   10/25/2016    8/25/2014    2/25/2013    1/25/2012
       Window                      58 - 233     48 - 197    38 - 158     38 - 116      40 - 90      42 - 72      34 - 59

B-1    WAL (yrs)                      10.65         8.91        7.08         5.28         4.38         3.96         3.21
       First Payment Date        12/25/2011    2/25/2011   4/25/2010    4/25/2010    5/25/2010    7/25/2010   11/25/2009
       Expected Final Maturity    7/25/2026    7/25/2023   4/25/2020   10/25/2016    8/25/2014    2/25/2013    1/25/2012
       Window                      58 - 233     48 - 197    38 - 158     38 - 116      39 - 90      41 - 72      33 - 59

B-2    WAL (yrs)                      10.65         8.91        7.08         5.28         4.36         3.90         3.17
       First Payment Date        12/25/2011    2/25/2011   4/25/2010    4/25/2010    5/25/2010    6/25/2010   10/25/2009
       Expected Final Maturity    7/25/2026    7/25/2023   4/25/2020   10/25/2016    8/25/2014    2/25/2013    1/25/2012
       Window                      58 - 233     48 - 197    38 - 158     38 - 116      39 - 90      40 - 72      32 - 59

B-3    WAL (yrs)                      10.56         8.82        7.01         5.22         4.30         3.83         3.11
       First Payment Date        12/25/2011    2/25/2011   4/25/2010    3/25/2010    4/25/2010    5/25/2010    9/25/2009
       Expected Final Maturity    7/25/2026    7/25/2023   4/25/2020   10/25/2016    8/25/2014    2/25/2013    1/25/2012
       Window                      58 - 233     48 - 197    38 - 158     37 - 116      38 - 90      39 - 72      31 - 59


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Weighted Average Life Sensitivity

To MATURITY

       PPC (%)                        50           60           75          100          125          150          175
----   -----------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
A-1    WAL (yrs)                       5.24         4.38         3.49         2.51         1.79         1.17         0.96
       First Payment Date         3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007
       Expected Final Maturity    3/25/2036    4/25/2033   11/25/2028    4/25/2023    7/25/2019    1/25/2010    7/25/2009
       Window                       1 - 349      1 - 314      1 - 261      1 - 194      1 - 149       1 - 35       1 - 29

A-2a   WAL (yrs)                       1.62         1.35         1.08         0.80         0.63         0.52         0.43
       First Payment Date         3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007
       Expected Final Maturity    8/25/2010   12/25/2009    5/25/2009   10/25/2008    6/25/2008    3/25/2008    1/25/2008
       Window                        1 - 42       1 - 34       1 - 27       1 - 20       1 - 16       1 - 13       1 - 11

A-2b   WAL (yrs)                       4.16         3.45         2.73         2.00         1.57         1.27         1.06
       First Payment Date         8/25/2010   12/25/2009    5/25/2009   10/25/2008    6/25/2008    3/25/2008    1/25/2008
       Expected Final Maturity    3/25/2012    4/25/2011    6/25/2010    7/25/2009   12/25/2008    8/25/2008    5/25/2008
       Window                       42 - 61      34 - 50      27 - 40      20 - 29      16 - 22      13 - 18      11 - 15

A-2c   WAL (yrs)                       7.75         6.44         5.10         3.50         2.30         1.85         1.53
       First Payment Date         3/25/2012    4/25/2011    6/25/2010    7/25/2009   12/25/2008    8/25/2008    5/25/2008
       Expected Final Maturity    7/25/2018    8/25/2016    9/25/2014    8/25/2012   12/25/2009    5/25/2009    1/25/2009
       Window                      61 - 137     50 - 114      40 - 91      29 - 66      22 - 34      18 - 27      15 - 23

A-2d   WAL (yrs)                      17.14        14.57        11.71         8.63         6.23         2.60         2.14
       First Payment Date         7/25/2018    8/25/2016    9/25/2014    8/25/2012   12/25/2009    5/25/2009    1/25/2009
       Expected Final Maturity    6/25/2036   10/25/2033    7/25/2029    1/25/2024    5/25/2020    2/25/2010    7/25/2009
       Window                     137 - 352    114 - 320     91 - 269     66 - 203     34 - 159      27 - 36      23 - 29

M-1    WAL (yrs)                      11.04         9.28         7.39         5.68         5.34         6.67         5.78
       First Payment Date        12/25/2011    2/25/2011    4/25/2010    9/25/2010    5/25/2011    2/25/2010    7/25/2009
       Expected Final Maturity   12/25/2033   10/25/2030    8/25/2026    8/25/2021    6/25/2018   10/25/2017   11/25/2015
       Window                      58 - 322     48 - 284     38 - 234     43 - 174     51 - 136     36 - 128     29 - 105

M-2    WAL (yrs)                      11.02         9.25         7.37         5.58         4.92         5.19         4.11
       First Payment Date        12/25/2011    2/25/2011    4/25/2010    7/25/2010   11/25/2010    6/25/2011    7/25/2010
       Expected Final Maturity    2/25/2033   11/25/2029   10/25/2025   12/25/2020   11/25/2017   10/25/2015    3/25/2014
       Window                      58 - 312     48 - 273     38 - 224     41 - 166     45 - 129     52 - 104      41 - 85

M-3    WAL (yrs)                      10.99         9.22         7.34         5.52         4.75         4.63         3.71
       First Payment Date        12/25/2011    2/25/2011    4/25/2010    6/25/2010   10/25/2010    3/25/2011    5/25/2010
       Expected Final Maturity   11/25/2031    8/25/2028    8/25/2024    2/25/2020    3/25/2017    3/25/2015   10/25/2013
       Window                      58 - 297     48 - 258     38 - 210     40 - 156     44 - 121      49 - 97      39 - 80

M-4    WAL (yrs)                      10.96         9.19         7.31         5.49         4.66         4.41         3.56
       First Payment Date        12/25/2011    2/25/2011    4/25/2010    5/25/2010    8/25/2010   12/25/2010    2/25/2010
       Expected Final Maturity    5/25/2031    2/25/2028    2/25/2024    9/25/2019   12/25/2016   12/25/2014    8/25/2013
       Window                      58 - 291     48 - 252     38 - 204     39 - 151     42 - 118      46 - 94      36 - 78

M-5    WAL (yrs)                      10.91         9.14         7.28         5.45         4.57         4.23         3.41
       First Payment Date        12/25/2011    2/25/2011    4/25/2010    5/25/2010    7/25/2010   10/25/2010    1/25/2010
       Expected Final Maturity    5/25/2030    2/25/2027    4/25/2023    2/25/2019    5/25/2016    7/25/2014    3/25/2013
       Window                      58 - 279     48 - 240     38 - 194     39 - 144     41 - 111      44 - 89      35 - 73

M-6    WAL (yrs)                      10.86         9.09         7.23         5.40         4.51         4.10         3.33
       First Payment Date        12/25/2011    2/25/2011    4/25/2010    4/25/2010    6/25/2010    8/25/2010   12/25/2009
       Expected Final Maturity    7/25/2029    4/25/2026    7/25/2022    7/25/2018   12/25/2015    3/25/2014   12/25/2012
       Window                      58 - 269     48 - 230     38 - 185     38 - 137     40 - 106      42 - 85      34 - 70

B-1    WAL (yrs)                      10.78         9.03         7.17         5.35         4.44         4.00         3.25
       First Payment Date        12/25/2011    2/25/2011    4/25/2010    4/25/2010    5/25/2010    7/25/2010   11/25/2009
       Expected Final Maturity    7/25/2028    6/25/2025   11/25/2021   12/25/2017    7/25/2015   11/25/2013    8/25/2012
       Window                      58 - 257     48 - 220     38 - 177     38 - 130     39 - 101      41 - 81      33 - 66

B-2    WAL (yrs)                      10.70         8.95         7.11         5.30         4.38         3.91         3.18
       First Payment Date        12/25/2011    2/25/2011    4/25/2010    4/25/2010    5/25/2010    6/25/2010   10/25/2009
       Expected Final Maturity    5/25/2027    4/25/2024   12/25/2020    4/25/2017   12/25/2014    6/25/2013    4/25/2012
       Window                      58 - 243     48 - 206     38 - 166     38 - 122      39 - 94      40 - 76      32 - 62

B-3    WAL (yrs)                      10.56         8.82         7.01         5.22         4.30         3.83         3.11
       First Payment Date        12/25/2011    2/25/2011    4/25/2010    3/25/2010    4/25/2010    5/25/2010    9/25/2009
       Expected Final Maturity    7/25/2026    7/25/2023    4/25/2020   10/25/2016    8/25/2014    2/25/2013    1/25/2012
       Window                      58 - 233     48 - 197     38 - 158     37 - 116      38 - 90      39 - 72      31 - 59


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

CPR Sensitivity

To CALL

       CPR (%)                       20           25           30
----   -----------------------   ---------   ----------   ----------
A-1    WAL (yrs)                      3.35         2.59         2.00
       First Payment Date        3/25/2007    3/25/2007    3/25/2007
       Expected Final Maturity   3/25/2020    5/25/2017    6/25/2015
       Window                      1 - 157      1 - 123      1 - 100

A-2a   WAL (yrs)                      1.02         0.80         0.66
       First Payment Date        3/25/2007    3/25/2007    3/25/2007
       Expected Final Maturity   5/25/2009   11/25/2008    7/25/2008
       Window                       1 - 27       1 - 21       1 - 17

A-2b   WAL (yrs)                      2.67         2.08         1.69
       First Payment Date        5/25/2009   11/25/2008    7/25/2008
       Expected Final Maturity   5/25/2010    8/25/2009    2/25/2009
       Window                      27 - 39      21 - 30      17 - 24

A-2c   WAL (yrs)                      5.01         3.76         2.59
       First Payment Date        5/25/2010    8/25/2009    2/25/2009
       Expected Final Maturity   7/25/2014   12/25/2012   11/25/2011
       Window                      39 - 89      30 - 70      24 - 57

A-2d   WAL (yrs)                     10.59         8.29         6.73
       First Payment Date        7/25/2014   12/25/2012   11/25/2011
       Expected Final Maturity   3/25/2020    5/25/2017    6/25/2015
       Window                     89 - 157     70 - 123     57 - 100

M-1    WAL (yrs)                      7.00         5.65         5.15
       First Payment Date        3/25/2010    8/25/2010    2/25/2011
       Expected Final Maturity   3/25/2020    5/25/2017    6/25/2015
       Window                     37 - 157     42 - 123     48 - 100

M-2    WAL (yrs)                      7.00         5.60         4.92
       First Payment Date        3/25/2010    6/25/2010    9/25/2010
       Expected Final Maturity   3/25/2020    5/25/2017    6/25/2015
       Window                     37 - 157     40 - 123     43 - 100

M-3    WAL (yrs)                      7.00         5.58         4.83
       First Payment Date        3/25/2010    5/25/2010    8/25/2010
       Expected Final Maturity   3/25/2020    5/25/2017    6/25/2015
       Window                     37 - 157     39 - 123     42 - 100

M-4    WAL (yrs)                      7.00         5.57         4.78
       First Payment Date        3/25/2010    5/25/2010    7/25/2010
       Expected Final Maturity   3/25/2020    5/25/2017    6/25/2015
       Window                     37 - 157     39 - 123     41 - 100

M-5    WAL (yrs)                      7.00         5.56         4.74
       First Payment Date        3/25/2010    4/25/2010    6/25/2010
       Expected Final Maturity   3/25/2020    5/25/2017    6/25/2015
       Window                     37 - 157     38 - 123     40 - 100

M-6    WAL (yrs)                      7.00         5.55         4.72
       First Payment Date        3/25/2010    4/25/2010    5/25/2010
       Expected Final Maturity   3/25/2020    5/25/2017    6/25/2015
       Window                     37 - 157     38 - 123     39 - 100

B-1    WAL (yrs)                      7.00         5.55         4.70
       First Payment Date        3/25/2010    4/25/2010    5/25/2010
       Expected Final Maturity   3/25/2020    5/25/2017    6/25/2015
       Window                     37 - 157     38 - 123     39 - 100

B-2    WAL (yrs)                      7.00         5.55         4.68
       First Payment Date        3/25/2010    3/25/2010    4/25/2010
       Expected Final Maturity   3/25/2020    5/25/2017    6/25/2015
       Window                     37 - 157     37 - 123     38 - 100

B-3    WAL (yrs)                      6.93         5.48         4.62
       First Payment Date        3/25/2010    3/25/2010    4/25/2010
       Expected Final Maturity   3/25/2020    5/25/2017    6/25/2015
       Window                     37 - 157     37 - 123     38 - 100


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

CPR Sensitivity

To MATURITY

       CPR (%)                       20           25           30
----   -----------------------   ---------   ----------   ----------
A-1    WAL (yrs)                      3.47         2.69         2.09
       First Payment Date        3/25/2007    3/25/2007    3/25/2007
       Expected Final Maturity   5/25/2029   12/25/2024    9/25/2021
       Window                      1 - 267      1 - 214      1 - 175

A-2a   WAL (yrs)                      1.02         0.80         0.66
       First Payment Date        3/25/2007    3/25/2007    3/25/2007
       Expected Final Maturity   5/25/2009   11/25/2008    7/25/2008
       Window                       1 - 27       1 - 21       1 - 17

A-2b   WAL (yrs)                      2.67         2.08         1.69
       First Payment Date        5/25/2009   11/25/2008    7/25/2008
       Expected Final Maturity   5/25/2010    8/25/2009    2/25/2009
       Window                      27 - 39      21 - 30      17 - 24

A-2c   WAL (yrs)                      5.01         3.76         2.59
       First Payment Date        5/25/2010    8/25/2009    2/25/2009
       Expected Final Maturity   7/25/2014   12/25/2012   11/25/2011
       Window                      39 - 89      30 - 70      24 - 57

A-2d   WAL (yrs)                     11.53         9.06         7.36
       First Payment Date        7/25/2014   12/25/2012   11/25/2011
       Expected Final Maturity   5/25/2029   12/25/2024    9/25/2021
       Window                     89 - 267     70 - 214     57 - 175

M-1    WAL (yrs)                      7.32         5.91         5.36
       First Payment Date        3/25/2010    8/25/2010    2/25/2011
       Expected Final Maturity   6/25/2026    6/25/2022    8/25/2019
       Window                     37 - 232     42 - 184     48 - 150

M-2    WAL (yrs)                      7.29         5.83         5.11
       First Payment Date        3/25/2010    6/25/2010    9/25/2010
       Expected Final Maturity   8/25/2025   10/25/2021    1/25/2019
       Window                     37 - 222     40 - 176     43 - 143

M-3    WAL (yrs)                      7.26         5.79         5.00
       First Payment Date        3/25/2010    5/25/2010    8/25/2010
       Expected Final Maturity   6/25/2024   10/25/2020    4/25/2018
       Window                     37 - 208     39 - 164     42 - 134

M-4    WAL (yrs)                      7.24         5.76         4.93
       First Payment Date        3/25/2010    5/25/2010    7/25/2010
       Expected Final Maturity   1/25/2024    6/25/2020   12/25/2017
       Window                     37 - 203     39 - 160     41 - 130

M-5    WAL (yrs)                      7.20         5.72         4.87
       First Payment Date        3/25/2010    4/25/2010    6/25/2010
       Expected Final Maturity   3/25/2023   10/25/2019    5/25/2017
       Window                     37 - 193     38 - 152     40 - 123

M-6    WAL (yrs)                      7.15         5.68         4.82
       First Payment Date        3/25/2010    4/25/2010    5/25/2010
       Expected Final Maturity   6/25/2022    3/25/2019   12/25/2016
       Window                     37 - 184     38 - 145     39 - 118

B-1    WAL (yrs)                      7.10         5.63         4.76
       First Payment Date        3/25/2010    4/25/2010    5/25/2010
       Expected Final Maturity   9/25/2021    8/25/2018    6/25/2016
       Window                     37 - 175     38 - 138     39 - 112

B-2    WAL (yrs)                      7.03         5.57         4.70
       First Payment Date        3/25/2010    3/25/2010    4/25/2010
       Expected Final Maturity   10/25/2020  11/25/2017   11/25/2015
       Window                     37 - 164     37 - 129     38 - 105

B-3    WAL (yrs)                      6.93         5.48         4.62
       First Payment Date        3/25/2010    3/25/2010    4/25/2010
       Expected Final Maturity   3/25/2020    5/25/2017    6/25/2015
       Window                     37 - 157     37 - 123     38 - 100


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)          A-2b Cap (%)          A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   --------------------------   ------------   ------------
         Actual/360     Actual/360            Actual/360            Actual/360     Actual/360

     1         20.13          20.05                        20.10          20.14          20.22
     2         20.13          20.05                        20.10          20.14          20.22
     3         20.13          20.05                        20.10          20.14          20.22
     4         20.13          20.05                        20.10          20.14          20.22
     5         20.13          20.05                        20.10          20.14          20.22
     6         20.13          20.05                        20.10          20.14          20.22
     7         20.13          20.05                        20.10          20.14          20.22
     8         20.13          20.05                        20.10          20.14          20.22
     9         20.13          20.05                        20.10          20.14          20.22
    10         20.13          20.05                        20.10          20.14          20.22
    11         20.13          20.05                        20.10          20.14          20.22
    12         20.13          20.05                        20.10          20.14          20.22
    13         20.13          20.05                        20.10          20.14          20.22
    14         20.13          20.05                        20.10          20.14          20.22
    15         20.13          20.05                        20.10          20.14          20.22
    16         20.13          20.05                        20.10          20.13          20.14
    17         20.13          20.05                        20.10          20.12          20.12
    18         19.85          19.83                        19.83          19.83          19.83
    19         19.70          19.69                        19.69          19.69          19.69
    20         19.71          19.70                        19.70          19.70          19.70
    21         18.94              -                        19.04          19.04          19.04
    22         19.18              -                        19.16          19.16          19.16
    23         18.86              -                        18.84          18.84          18.84
    24         18.79              -                        18.76          18.76          18.76
    25         19.50              -                        19.47          19.47          19.47
    26         18.64              -                        18.62          18.62          18.62
    27         17.63              -                        17.60          17.60          17.60
    28         16.93              -                        16.85          16.85          16.85
    29         17.24              -                        17.16          17.16          17.16
    30         16.93              -                            -          16.85          16.85
    31         16.94              -                            -          16.86          16.86
    32         17.28              -                            -          17.20          17.20
    33         16.35              -                            -          16.27          16.27
    34         16.64              -                            -          16.51          16.51
    35         16.34              -                            -          16.21          16.21
    36         16.43              -                            -          16.30          16.30
    37         82.37              -                            -          84.36          73.93
    38         20.97              -                            -          20.88          20.22
    39         21.91              -                            -          21.86          20.22
    40         21.39              -                            -          21.27          20.22
    41         21.76              -                            -          21.65          20.22
    42         20.96              -                            -          20.81          20.22
    43         20.76              -                            -          20.60          20.22
    44         21.11              -                            -          20.97          20.22
    45         20.52              -                            -          20.33          20.22

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)          A-2b Cap (%)          A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   --------------------------   ------------   ------------
         Actual/360     Actual/360            Actual/360            Actual/360     Actual/360

    46         21.02              -                            -          20.83          20.22
    47         20.34              -                            -          20.13          20.13
    48         20.31              -                            -          20.09          20.09
    49         22.06              -                            -          21.92          20.47
    50         20.25              -                            -          20.04          20.04
    51         20.80              -                            -          20.60          20.41
    52         20.22              -                            -          20.01          20.01
    53         20.74              -                            -          20.54          20.44
    54         20.15              -                            -          19.95          19.95
    55         20.12              -                            -          19.91          19.91
    56         20.65              -                            -          20.43          20.43
    57         20.07              -                            -          19.87          19.87
    58         20.66              -                            -          20.50          20.50
    59         20.07              -                            -          19.91          19.91
    60         20.04              -                            -          19.88          19.88
    61         21.17              -                            -          21.01          21.01
    62         19.98              -                            -          19.82          19.82
    63         20.51              -                            -          20.35          20.35
    64         19.87              -                            -          19.73          19.73
    65         20.40              -                            -          20.26          20.26
    66         19.81              -                            -          19.67          19.67
    67         19.78              -                            -              -          19.64
    68         20.32              -                            -              -          20.18
    69         19.73              -                            -              -          19.59
    70         20.24              -                            -              -          20.11
    71         19.65              -                            -              -          19.52
    72         19.62              -                            -              -          19.49
    73         19.55              -                            -              -          19.41
    74         17.65              -                            -              -          17.52
    75         18.23              -                            -              -          18.10
    76         17.66              -                            -              -          17.54
    77         18.24              -                            -              -          18.11
    78         17.64              -                            -              -          17.52
    79         17.63              -                            -              -          17.52
    80         18.22              -                            -              -          18.09
    81         17.62              -                            -              -          17.50
    82         18.21              -                            -              -          18.09
    83         17.62              -                            -              -          17.50
    84         17.61              -                            -              -          17.50
    85         19.49              -                            -              -          19.36
    86         17.60              -                            -              -          17.48
    87         18.18              -                            -              -          18.06
    88         17.58              -                            -              -          17.47
    89         18.16              -                            -              -          18.04
    90         17.57              -                            -              -          17.45
    91         17.56              -                            -              -          17.45

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)          A-2b Cap (%)          A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   --------------------------   ------------   ------------
         Actual/360     Actual/360            Actual/360            Actual/360     Actual/360

    92         18.14              -                            -              -          18.02
    93         17.55              -                            -              -          17.43
    94         18.12              -                            -              -          18.01
    95         17.53              -                            -              -          17.42
    96         17.53              -                            -              -          17.41
    97         19.40              -                            -              -          19.27
    98         17.51              -                            -              -          17.40
    99         18.09              -                            -              -          17.97
   100         17.50              -                            -              -          17.38
   101         18.07              -                            -              -          17.96
   102         17.48              -                            -              -          17.37
   103         17.48              -                            -              -          17.36
   104         17.13              -                            -              -          17.01
   105         13.43              -                            -              -          13.32
   106         13.92              -                            -              -          13.80
   107         13.50              -                            -              -          13.39
   108         13.54              -                            -              -          13.43
   109         14.52              -                            -              -          14.40
   110         13.62              -                            -              -          13.51
   111         14.12              -                            -              -          14.00
   112         13.70              -                            -              -          13.59
   113         14.20              -                            -              -          14.09
   114         13.79              -                            -              -          13.68
   115         13.84              -                            -              -          13.72
   116         14.35              -                            -              -          14.23
   117         13.93              -                            -              -          13.82
   118         14.59              -                            -              -          14.52
   119         14.17              -                            -              -          14.11
   120         14.22              -                            -              -          14.16
   121         15.81              -                            -              -          15.74
   122         14.34              -                            -              -          14.28
   123         14.87              -                            -              -          14.81
   124         14.48              -                            -              -          14.44
   125         15.03              -                            -              -          14.98
   126         14.61              -                            -              -          14.56
   127         14.68              -                            -              -          14.63
   128         15.24              -                            -              -          15.19
   129         14.82              -                            -              -          14.77
   130         15.40              -                            -              -          15.36
   131         14.98              -                            -              -          14.94
   132         15.05              -                            -              -          15.01
   133         16.75              -                            -              -          16.71
   134         15.21              -                            -              -          15.17
   135         15.80              -                            -              -          15.76
   136         15.38              -                            -              -          15.34
   137         15.98              -                            -              -          15.94

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)          A-2b Cap (%)          A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   --------------------------   ------------   ------------
         Actual/360     Actual/360            Actual/360            Actual/360     Actual/360

   138         15.56              -                            -              -          15.52
   139         15.65              -                            -              -          15.61
   140         16.27              -                            -              -          16.23
   141         15.84              -                            -              -          15.81
   142         16.47              -                            -              -          16.44
   143         16.05              -                            -              -          16.01
   144         16.15              -                            -              -          16.12
   145         18.00              -                            -              -          17.96
   146         16.37              -                            -              -          16.34
   147         17.04              -                            -              -          17.00
   148         16.61              -                            -              -          16.57
   149         17.29              -                            -              -          17.25
   150         16.85              -                            -              -          16.82
   151         16.98              -                            -              -          16.95
   152         17.68              -                            -              -          17.65
   153         17.25              -                            -              -          17.22
   154         17.97              -                            -              -          17.93
   155         17.53              -                            -              -          17.50
   156         17.68              -                            -              -          17.65
   157         19.06              -                            -              -          19.03
   158         17.99              -                            -              -          17.95
   159         18.75              -                            -              -          18.72
   160         18.31              -                            -              -          18.28
   161         19.09              -                            -              -          19.06
   162         18.65              -                            -              -          18.62
   163         18.83              -                            -              -          18.80
   164         19.64              -                            -              -          19.61
   165         19.20              -                            -              -          19.17
   166         20.04              -                            -              -          20.01
   167         19.59              -                            -              -          19.56
   168         19.79              -                            -              -          19.76
   169         22.14              -                            -              -          22.11
   170         20.21              -                            -              -          20.19
   171         21.12              -                            -              -          21.09
   172         20.66              -                            -              -          20.63
   173         21.59              -                            -              -          21.56
   174         21.13              -                            -              -          21.11
   175         21.38              -                            -              -          21.35
   176         22.49              -                            -              -          22.46
   177         22.30              -                            -              -          22.28
   178         23.66              -                            -              -          23.63
   179         23.50              -                            -              -          23.48
   180         24.16              -                            -              -          24.13
   181         27.54              -                            -              -          27.51
   182         25.65              -                            -              -          25.63
   183         27.39              -                            -              -          27.37

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)          A-2b Cap (%)          A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   --------------------------   ------------   ------------
         Actual/360     Actual/360            Actual/360            Actual/360     Actual/360
   184         27.45              -                            -              -          27.43
   185         29.45              -                            -              -          29.42
   186         29.65              -                            -              -          29.63
   187         30.95              -                            -              -          30.93
   188         33.48              -                            -              -          33.46
   189         34.05              -                            -              -          34.03
   190         37.12              -                            -              -          37.10
   191         38.08              -                            -              -          38.06
   192         40.59              -                            -              -          40.57
   193         48.21              -                            -              -          48.19
   194         47.06              -                            -              -          47.05
   195         53.04              -                            -              -          53.02
   196             -              -                            -              -          56.60
   197             -              -                            -              -          65.41
   198             -              -                            -              -          72.08
   199             -              -                            -              -          84.07
   200             -              -                            -              -         104.81
   201             -              -                            -              -         128.78
   202             -              -                            -              -         184.15
   203             -              -                            -              -         294.49
   204             -              -                            -              -            *
   205             -              -                            -              -            -


* In Period 204 the Class A-2d has a beginning balance of approximately $79,281 and is paid approximately $146,021 in interest.



(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360


     1         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
     2         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
     3         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
     4         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
     5         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
     6         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
     7         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
     8         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
     9         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
    10         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
    11         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
    12         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
    13         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
    14         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
    15         20.25         20.27         20.30         20.38         20.39         20.45         20.92         21.50         22.25
    16         19.57         19.57         19.57         19.58         19.58         19.58         19.60         19.63         19.67
    17         19.49         19.49         19.49         19.49         19.50         19.50         19.51         19.52         19.54
    18         19.18         19.18         19.18         19.18         19.18         19.18         19.18         19.18         19.18
    19         19.01         19.01         19.01         19.01         19.01         19.01         19.01         19.01         19.01
    20         18.97         18.97         18.97         18.97         18.97         18.97         18.97         18.97         18.97
    21         18.17         18.17         18.17         18.17         18.17         18.17         18.17         18.17         18.17
    22         18.20         18.20         18.20         18.20         18.20         18.20         18.20         18.20         18.20
    23         17.87         17.87         17.87         17.87         17.87         17.87         17.87         17.87         17.87
    24         17.75         17.75         17.75         17.75         17.75         17.75         17.75         17.75         17.75
    25         18.30         18.30         18.30         18.30         18.30         18.30         18.30         18.30         18.30
    26         17.51         17.51         17.51         17.51         17.51         17.51         17.51         17.51         17.51
    27         16.33         16.33         16.33         16.33         16.33         16.33         16.33         16.33         16.33
    28         15.54         15.54         15.54         15.54         15.54         15.54         15.54         15.54         15.54
    29         15.74         15.74         15.74         15.74         15.74         15.74         15.74         15.74         15.74
    30         15.41         15.41         15.41         15.41         15.41         15.41         15.41         15.41         15.41
    31         15.34         15.34         15.34         15.34         15.34         15.34         15.34         15.34         15.34
    32         15.54         15.54         15.54         15.54         15.54         15.54         15.54         15.54         15.54
    33         14.47         14.47         14.47         14.47         14.47         14.47         14.47         14.47         14.47
    34         14.51         14.51         14.51         14.51         14.51         14.51         14.51         14.51         14.51
    35         14.16         14.16         14.16         14.16         14.16         14.16         14.16         14.16         14.16
    36         14.13         14.13         14.13         14.13         14.13         14.13         14.13         14.13         14.13
    37         16.11         16.11         16.12         16.15         16.15         16.17         16.32         16.50         16.74
    38         14.16         14.16         14.16         14.17         14.17         14.17         14.20         14.23         14.32
    39         15.21         15.22         15.22         15.23         15.23         15.35         15.48         15.59         15.72
    40         14.89         14.89         14.90         14.95         15.01         15.02         15.07         15.14         15.23
    41         15.32         15.33         15.48         15.50         15.50         15.50         15.58         15.68         15.80
    42         14.69         14.72         14.77         14.77         14.77         14.77         14.80         14.85         14.90
    43         14.59         14.63         14.64         14.64         14.64         14.65         14.67         14.69         14.73
    44         15.04         15.12         15.12         15.13         15.12         15.13         15.17         15.23         15.30
    45         14.57         14.58         14.58         14.58         14.58         14.58         14.59         14.59         14.61
    46         15.23         15.24         15.24         15.24         15.24         15.24         15.28         15.33         15.39

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360


    47         14.55         14.55         14.55         14.55         14.55         14.55         14.55         14.55         14.55
    48         14.51         14.51         14.51         14.51         14.51         14.51         14.51         14.51         14.51
    49         16.44         16.41         16.41         16.42         16.42         16.42         16.52         16.64         16.79
    50         14.46         14.46         14.46         14.46         14.46         14.46         14.46         14.46         14.46
    51         14.92         14.91         14.91         14.92         14.91         14.92         14.93         14.94         14.97
    52         14.43         14.43         14.43         14.43         14.43         14.43         14.43         14.43         14.43
    53         14.82         14.82         14.82         14.82         14.82         14.82         14.82         14.83         14.84
    54         14.36         14.36         14.36         14.36         14.36         14.36         14.36         14.36         14.36
    55         14.33         14.33         14.33         14.33         14.33         14.33         14.33         14.33         14.33
    56         14.66         14.66         14.66         14.66         14.66         14.66         14.66         14.66         14.66
    57         14.28         14.28         14.28         14.28         14.28         14.28         14.28         14.28         14.28
    58         14.69         14.69         14.69         14.69         14.69         14.69         14.69         14.69         14.69
    59         14.29         14.29         14.29         14.29         14.29         14.29         14.29         14.29         14.29
    60         14.26         14.26         14.26         14.26         14.26         14.26         14.26         14.26         14.26
    61         15.00         15.00         15.00         15.00         15.00         15.00         15.00         15.00         15.00
    62         14.21         14.21         14.21         14.21         14.21         14.21         14.21         14.21         14.21
    63         14.55         14.55         14.55         14.55         14.55         14.55         14.55         14.55         14.55
    64         14.10         14.10         14.10         14.10         14.10         14.10         14.10         14.10         14.10
    65         14.45         14.45         14.45         14.45         14.45         14.45         14.45         14.45         14.45
    66         14.05         14.05         14.05         14.05         14.05         14.05         14.05         14.05         14.05
    67         14.02         14.02         14.02         14.02         14.02         14.02         14.02         14.02         14.02
    68         14.37         14.37         14.37         14.37         14.37         14.37         14.37         14.37         14.37
    69         13.97         13.97         13.97         13.97         13.97         13.97         13.97         13.97         13.97
    70         14.30         14.30         14.30         14.30         14.30         14.30         14.30         14.30         14.30
    71         13.90         13.90         13.90         13.90         13.90         13.90         13.90         13.90         13.90
    72         13.87         13.87         13.87         13.87         13.87         13.87         13.87         13.87         13.87
    73         13.18         13.18         13.18         13.18         13.18         13.18         13.18         13.18         13.18
    74         11.90         11.90         11.90         11.90         11.90         11.90         11.90         11.90         11.90
    75         12.29         12.29         12.29         12.29         12.29         12.29         12.29         12.29         12.29
    76         11.91         11.91         11.91         11.91         11.91         11.91         11.91         11.91         11.91
    77         12.30         12.30         12.30         12.30         12.30         12.30         12.30         12.30         12.30
    78         11.90         11.90         11.90         11.90         11.90         11.90         11.90         11.90         11.90
    79         11.89         11.89         11.89         11.89         11.89         11.89         11.89         11.89         11.89
    80         12.28         12.28         12.28         12.28         12.28         12.28         12.28         12.28         12.28
    81         11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88
    82         12.29         12.29         12.29         12.29         12.29         12.29         12.29         12.29         12.29
    83         11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88
    84         11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88
    85         13.14         13.14         13.14         13.14         13.14         13.14         13.14         13.14         13.14
    86         11.86         11.86         11.86         11.86         11.86         11.86         11.86         11.86         11.86
    87         12.25         12.25         12.25         12.25         12.25         12.25         12.25         12.25         12.25
    88         11.85         11.85         11.85         11.85         11.85         11.85         11.85         11.85         11.85
    89         12.24         12.24         12.24         12.24         12.24         12.24         12.24         12.24         12.24
    90         11.84         11.84         11.84         11.84         11.84         11.84         11.84         11.84         11.84
    91         11.83         11.83         11.83         11.83         11.83         11.83         11.83         11.83         11.83
    92         12.22         12.22         12.22         12.22         12.22         12.22         12.22         12.22         12.22
    93         11.82         11.82         11.82         11.82         11.82         11.82         11.82         11.82         11.82
    94         12.21         12.21         12.21         12.21         12.21         12.21         12.21         12.21         12.21

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360


    95         11.81         11.81         11.81         11.81         11.81         11.81         11.81         11.81         11.81
    96         11.80         11.80         11.80         11.80         11.80         11.80         11.80         11.80         11.80
    97         13.06         13.06         13.06         13.06         13.06         13.06         13.06         13.06         13.06
    98         11.79         11.79         11.79         11.79         11.79         11.79         11.79         11.79         11.79
    99         12.18         12.18         12.18         12.18         12.18         12.18         12.18         12.18         12.18
   100         11.78         11.78         11.78         11.78         11.78         11.78         11.78         11.78         11.78
   101         12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16
   102         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76
   103         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76
   104         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14
   105         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75
   106         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13
   107         11.73         11.73         11.73         11.73         11.73         11.73         11.73         11.73         11.73
   108         11.73         11.73         11.73         11.73         11.73         11.73         11.73         11.73         11.73
   109         12.53         12.53         12.53         12.53         12.53         12.53         12.53         12.53         12.53
   110         11.71         11.71         11.71         11.71         11.71         11.71         11.71         11.71         11.71
   111         12.10         12.10         12.10         12.10         12.10         12.10         12.10         12.10         12.10
   112         11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70
   113         12.09         12.09         12.09         12.09         12.09         12.09         12.09         12.09         12.09
   114         11.69         11.69         11.69         11.69         11.69         11.69         11.69         11.69         11.69
   115         11.68         11.68         11.68         11.68         11.68         11.68         11.68         11.68         11.68
   116         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07
   117         11.67         11.67         11.67         11.67         11.67         11.67         11.67         11.67             -
   118         12.21         12.21         12.21         12.21         12.21         12.21         12.21         12.21             -
   119         11.81         11.81         11.81         11.81         11.81         11.81         11.81         11.81             -
   120         11.80         11.80         11.80         11.80         11.80         11.80         11.80         11.80             -
   121         13.06         13.06         13.06         13.06         13.06         13.06         13.06         13.06             -
   122         11.79         11.79         11.79         11.79         11.79         11.79         11.79         11.79             -
   123         12.18         12.18         12.18         12.18         12.18         12.18         12.18             -             -
   124         11.81         11.81         11.81         11.81         11.81         11.81         11.81             -             -
   125         12.20         12.20         12.20         12.20         12.20         12.20         12.20             -             -
   126         11.80         11.80         11.80         11.80         11.80         11.80         11.80             -             -
   127         11.79         11.79         11.79         11.79         11.79         11.79         11.79             -             -
   128         12.18         12.18         12.18         12.18         12.18         12.18         12.18             -             -
   129         11.78         11.78         11.78         11.78         11.78         11.78         11.78             -             -
   130         12.18         12.18         12.18         12.18         12.18         12.18         12.18             -             -
   131         11.78         11.78         11.78         11.78         11.78         11.78             -             -             -
   132         11.78         11.78         11.78         11.78         11.78         11.78             -             -             -
   133         13.04         13.04         13.04         13.04         13.04         13.04             -             -             -
   134         11.77         11.77         11.77         11.77         11.77         11.77             -             -             -
   135         12.16         12.16         12.16         12.16         12.16         12.16             -             -             -
   136         11.76         11.76         11.76         11.76         11.76         11.76             -             -             -
   137         12.14         12.14         12.14         12.14         12.14         12.14             -             -             -
   138         11.75         11.75         11.75         11.75         11.75             -             -             -             -
   139         11.74         11.74         11.74         11.74         11.74             -             -             -             -
   140         12.13         12.13         12.13         12.13         12.13             -             -             -             -
   141         11.73         11.73         11.73         11.73         11.73             -             -             -             -
   142         12.12         12.12         12.12         12.12         12.12             -             -             -             -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360


   143         11.72         11.72         11.72         11.72         11.72             -             -             -             -
   144         11.71         11.71         11.71         11.71         11.71             -             -             -             -
   145         12.96         12.96         12.96         12.96             -             -             -             -             -
   146         11.70         11.70         11.70         11.70             -             -             -             -             -
   147         12.09         12.09         12.09         12.09             -             -             -             -             -
   148         11.69         11.69         11.69         11.69             -             -             -             -             -
   149         12.08         12.08         12.08         12.08             -             -             -             -             -
   150         11.68         11.68         11.68         11.68             -             -             -             -             -
   151         11.68         11.68         11.68         11.68             -             -             -             -             -
   152         12.06         12.06         12.06         12.06             -             -             -             -             -
   153         11.67         11.67         11.67             -             -             -             -             -             -
   154         12.05         12.05         12.05             -             -             -             -             -             -
   155         11.66         11.66         11.66             -             -             -             -             -             -
   156         11.65         11.65         11.65             -             -             -             -             -             -
   157         12.45         12.45             -             -             -             -             -             -             -
   158         11.64         11.64             -             -             -             -             -             -             -
   159         12.02         12.02             -             -             -             -             -             -             -
   160         11.63         11.63             -             -             -             -             -             -             -
   161         12.01         12.01             -             -             -             -             -             -             -
   162         11.62         11.62             -             -             -             -             -             -             -
   163         11.62         11.62             -             -             -             -             -             -             -
   164         12.00         12.00             -             -             -             -             -             -             -
   165         11.60         11.60             -             -             -             -             -             -             -
   166         11.99         11.99             -             -             -             -             -             -             -
   167         11.59         11.59             -             -             -             -             -             -             -
   168         11.59             -             -             -             -             -             -             -             -
   169         12.83             -             -             -             -             -             -             -             -
   170         11.58             -             -             -             -             -             -             -             -
   171         11.96             -             -             -             -             -             -             -             -
   172         11.57             -             -             -             -             -             -             -             -
   173         11.95             -             -             -             -             -             -             -             -
   174         11.56             -             -             -             -             -             -             -             -
   175         11.55             -             -             -             -             -             -             -             -
   176             -             -             -             -             -             -             -             -             -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Interest Rate Swap Schedule

Swap Rate: 5.320%

Period   Start Accrual   End Accrual    Swap Notional
------   -------------   -----------   ----------------
     1     2/28/2007      3/25/2007    1,182,704,050.47
     2     3/25/2007      4/25/2007    1,139,004,258.93
     3     4/25/2007      5/25/2007    1,096,641,806.53
     4     5/25/2007      6/25/2007    1,055,385,335.91
     5     6/25/2007      7/25/2007    1,015,497,783.23
     6     7/25/2007      8/25/2007      976,752,007.23
     7     8/25/2007      9/25/2007      939,094,425.77
     8     9/25/2007     10/25/2007      902,476,877.79
     9    10/25/2007     11/25/2007      866,856,411.12
    10    11/25/2007     12/25/2007      832,032,682.86
    11    12/25/2007      1/25/2008      798,304,499.18
    12     1/25/2008      2/25/2008      765,473,127.09
    13     2/25/2008      3/25/2008      733,525,767.90
    14     3/25/2008      4/25/2008      702,761,548.63
    15     4/25/2008      5/25/2008      673,299,095.91
    16     5/25/2008      6/25/2008      644,990,597.26
    17     6/25/2008      7/25/2008      617,972,045.92
    18     7/25/2008      8/25/2008      592,095,715.04
    19     8/25/2008      9/25/2008      567,312,911.75
    20     9/25/2008     10/25/2008      543,369,168.29
    21    10/25/2008     11/25/2008      448,650,922.33
    22    11/25/2008     12/25/2008      403,865,677.10
    23    12/25/2008      1/25/2009      387,300,780.45
    24     1/25/2009      2/25/2009      371,422,631.70
    25     2/25/2009      3/25/2009      356,202,465.66
    26     3/25/2009      4/25/2009      341,401,665.85
    27     4/25/2009      5/25/2009      254,423,198.54
    28     5/25/2009      6/25/2009      217,631,134.80
    29     6/25/2009      7/25/2009      209,087,656.96
    30     7/25/2009      8/25/2009      200,876,819.09
    31     8/25/2009      9/25/2009      192,970,811.95
    32     9/25/2009     10/25/2009      184,428,366.14
    33    10/25/2009     11/25/2009      133,474,673.52
    34    11/25/2009     12/25/2009      112,595,621.64
    35    12/25/2009      1/25/2010      108,507,438.22
    36     1/25/2010      2/25/2010      104,561,389.83
    37     2/25/2010      3/25/2010      100,737,641.52
    38     3/25/2010      4/25/2010       96,213,429.28
    39     4/25/2010      5/25/2010       90,613,550.89
    40     5/25/2010      6/25/2010       86,658,638.42
    41     6/25/2010      7/25/2010       83,544,203.80
    42     7/25/2010      8/25/2010       80,537,918.31
    43     8/25/2010      9/25/2010       77,627,522.69
    44     9/25/2010     10/25/2010       74,343,445.84
    45    10/25/2010     11/25/2010       70,469,049.40
    46    11/25/2010     12/25/2010       67,556,643.27
    47    12/25/2010      1/25/2011       65,146,589.94
    48     1/25/2011      2/25/2011       62,822,402.98
    49     2/25/2011      3/25/2011       60,581,021.92
    50     3/25/2011      4/25/2011       58,419,495.61
    51     4/25/2011      5/25/2011       56,334,978.27
    52     5/25/2011      6/25/2011       54,324,725.72
    53     6/25/2011      7/25/2011       52,386,091.74
    54     7/25/2011      8/25/2011       50,516,524.57
    55     8/25/2011      9/25/2011       48,713,563.53
    56     9/25/2011     10/25/2011       46,955,820.80
    57    10/25/2011     11/25/2011       45,273,911.41
    58    11/25/2011     12/25/2011       42,458,053.69
    59    12/25/2011      1/25/2012       40,952,229.96
    60     1/25/2012      2/25/2012       39,499,584.41
    61     2/25/2012      3/25/2012       38,098,244.70
    62     3/25/2012      4/25/2012       36,727,095.82
    63     4/25/2012      5/25/2012       35,418,529.17
    64     5/25/2012      6/25/2012       32,946,947.52
    65     6/25/2012      7/25/2012       31,788,823.18
    66     7/25/2012      8/25/2012       30,671,105.94
    67     8/25/2012      9/25/2012       29,592,395.81
    68     9/25/2012     10/25/2012       28,540,312.33
    69    10/25/2012     11/25/2012       27,533,061.01
    70    11/25/2012     12/25/2012       25,871,881.63
    71    12/25/2012      1/25/2013       24,967,698.36
    72     1/25/2013      2/25/2013       24,094,802.72
    73     2/25/2013      3/25/2013                   -

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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